Exhibit 99.1

Black Diamond Reports Second Quarter 2014 Results

- Q2 2014 Sales Increase 18% to $34.4 Million; Second Half 2014 Sales Expected to Increase 15% to 20% -

- Zeena Freeman Appointed as Black Diamond, Inc. President -

- Board of Directors Authorizes 10% Discretionary Stock Repurchase Program -

SALT LAKE CITY, Utah – August 11, 2014 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a leading global supplier of innovative active outdoor performance equipment and apparel, reported financial results for the second quarter ended June 30, 2014. Reported results are from continuing operations, excluding the results of Gregory Mountain Products for all periods presented. The assets and liabilities of Gregory Mountain Products are reported as held for sale as of June 30, 2014 and the results are reported as discontinued operations for all periods presented.

Second Quarter 2014 Financial Summary

•	Sales up 18% to $34.4 million
•	Gross margin totaled 35.9%
•	Adjusted net loss from continuing operations before non-cash items was $3.7 million or $(0.11) per diluted share
•	Black Diamond agreed to sell Gregory Mountain Products for $84.1 million to Samsonite LLC and completed the transaction on July 23, 2014

Second Quarter 2014 Financial Results

Sales in the second quarter of 2014 increased 18% to $34.4 million compared to $29.2 million in the same year-ago quarter. The increase was primarily due to strong growth in Black Diamond hard goods and apparel, as well as from POC’s spring product line-up.

Gross margin in the second quarter of 2014 was 35.9% compared to 36.2% in the year-ago quarter, with the decrease due to the mix in product and channel distribution. During the quarter, sales increased 28% with the Company’s independent global distributors. These sales are at lower average gross margins given the distributors incur all selling and distribution costs.

Selling, general and administrative expenses in the second quarter of 2014 increased 12% to $18.0 million compared to $16.1 million in the year-ago quarter, driven by investments in its strategic initiatives such as Black Diamond apparel, the transition of certain POC distributors into the Company’s in-house operations, and the launch of POC’s road cycling collection.

Net loss from continuing operations in the second quarter of 2014 was $4.4 million or $(0.14) per diluted share, compared to a net loss of $4.2 million or $(0.13) per diluted share in the year-ago quarter.

Net loss from continuing operations in the second quarter of 2014 included $0.3 million of non-cash items and $0.4 million in restructuring costs, compared to $0.8 million of non-cash items and $0.1 million in merger and integration costs in the year-ago quarter. Excluding these items, adjusted net loss from continuing operations before non-cash items in the second quarter of 2014 was $3.7 million or $(0.11) per diluted share, compared to adjusted net loss of $3.3 million or $(0.10) per diluted share in the second quarter of 2013.

At June 30, 2014, cash totaled $4.6 million compared to $4.5 million at December 31, 2013. Total debt was $47.3 million at June 30, 2014, which included $17.9 million outstanding on the Company’s $30.0 million line of credit, leaving $12.1 million available. This compares to total debt of $38.0 million at December 31, 2013.

On July 23, 2014, the Company completed the sale of Gregory Mountain Products to Samsonite LLC. Black Diamond realized $84.1 million or 2.3 times projected 2014 sales for its slowest growing and, in the opinion of the Company, least valuable brand. A portion of the proceeds were used to fully pay down the Company’s line of credit and pay off its $9.0 million term note in full. The Company expects to utilize approximately $30 million of its net operating loss carryforwards in the transaction, leaving a balance of approximately $180 million for future utilization.

Management Commentary

“Our strong second quarter results were driven by double-digit sales growth across our Black Diamond, POC and PIEPS brands, as well as strong growth across every product category and region,” said Peter Metcalf, CEO of Black Diamond. “We attribute these results to the successful introduction of new and innovative hard goods products, the rollout of POC’s spring ’14 road cycling line and the advancement of our apparel offering.

“Since initiating our strategic pivot in late 2013, we have executed against all of our strategic objectives, including the sale of Gregory, the hiring of a talented new president in Zeena Freeman, and the development of a series of strategic initiatives to improve margins and profitability. The sale of Gregory has simplified our business model, significantly strengthened our balance sheet, and enabled us to utilize a meaningful portion of our NOL.

“In connection with the long-term investment in our company, our board of directors authorized a 10% stock repurchase program. It is not our intention to use our balance sheet to support our stock; however, we aim to be opportunistic should the market present any unusual opportunities.

“We strongly believe Black Diamond is well positioned for continued growth,” concluded Metcalf. “We are entering our second fall season since launching apparel and POC has successfully expanded its product offering from skiing into cycling. Given our outlook for 2014 and beyond, we are also confident that we will concurrently grow the business and improve margins. Perhaps most importantly, we believe that we have sufficient capital to invest in our fastest growing brands while developing a calculated omni-channel model. Given the strength of our brands and margins, we are prepared to reinvest a significant amount of our ongoing profits to support our future growth.”

2014 Outlook

Black Diamond has revised its fiscal year 2014 guidance to reflect the divestiture of Gregory Mountain Products. Sales from continuing operations are now expected to range between $192 million and $197 million, which would represent an increase of approximately 14% to 17% from 2013. The Company also now expects gross margin from continuing operations in 2014 to range between 38.5% and 39.0%, which would represent an increase of approximately 130 to 180 basis points from 2013 pro forma amount.

Second half 2014 sales are expected to range between $113 million and $118 million, implying an increase of approximately 15% to 20% from the same period in 2013. The Company expects gross margin to range between 39.5% to 40.5%, which would represent an increase of approximately 160 to 260 basis points from the second half of 2013 pro forma amount.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $180 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2014 results.

The Company’s CEO Peter Metcalf and CFO Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Monday, August 11, 2014

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-820-9409

International number: 1-913-312-1449

Conference ID: 5857332

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=110228 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 25, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 5857332

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing, cycling and a wide range of other year-round outdoor recreation activities. The Company's principal brands, Black Diamond®, POC™ and PIEPS™, are iconic in the active outdoor, ski and cycling industries and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. Black Diamond's products are sold in approximately 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net loss from continuing operations before non-cash items and related loss per diluted share, and adjusted net loss from continuing operations before non-cash items and related loss per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net loss from continuing operations before non-cash items and related loss per diluted share, and adjusted net loss from continuing operations before non-cash items and related loss per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, its new apparel line and its recently acquired businesses; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets
Cash	$4,605	$4,478
Accounts receivable, less allowance for doubtful
accounts of $608 and $641, respectively	28,709	40,316
Inventories	57,090	54,054
Prepaid and other current assets	5,519	4,797
Income tax receivable	84	49
Deferred income taxes	2,741	2,687
Assets held for sale	44,298	-
Total current assets	143,046	106,381

Property and equipment, net	16,590	17,401
Definite lived intangible assets, net	28,844	35,530
Indefinite lived intangible assets	38,014	51,679
Goodwill	45,119	57,703
Deferred income taxes	51,016	50,666
Other long-term assets	1,882	2,063
Total assets	$324,511	$321,423

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$27,675	$27,349
Current portion of long-term debt	29,437	1,910
Liabilities held for sale	3,373	-
Total current liabilities	60,485	29,259

Long-term debt	17,896	36,131
Deferred income taxes	4,442	6,786
Other long-term liabilities	1,619	1,997
Total liabilities	84,442	74,173

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,618 and 32,526 issued and 32,543 and 32,451 outstanding	3	3
Additional paid in capital	479,070	477,890
Accumulated deficit	(243,514)	(237,204)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	4,512	6,563
Total stockholders' equity	240,069	247,250
Total liabilities and stockholders' equity	$324,511	$321,423

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2014	June 30, 2013

Sales
Domestic sales	$14,430	$12,579
International sales	19,992	16,583
Total sales	34,422	29,162

Cost of goods sold	22,078	18,613
Gross profit	12,344	10,549

Operating expenses
Selling, general and administrative	17,984	16,057
Restructuring charge	410	-
Merger and integration	-	83

Total operating expenses	18,394	16,140

Operating loss	(6,050)	(5,591)

Other (expense) income
Interest expense, net	(623)	(634)
Other, net	319	316

Total other expense, net	(304)	(318)

Loss before income tax	(6,354)	(5,909)
Income tax benefit	(1,911)	(1,728)
Loss from continuing operations	(4,443)	(4,181)

Discontinued operations, net of tax	(540)	1,913

Net loss	$(4,983)	$(2,268)

Loss from continuing operations per share:
Basic	$(0.14)	$(0.13)
Diluted	(0.14)	(0.13)

Net loss per share:
Basic	$(0.15)	$(0.07)
Diluted	(0.15)	(0.07)

Weighted average shares outstanding:
Basic	32,515	31,836
Diluted	32,515	31,836

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2014	June 30, 2013

Sales
Domestic sales	$31,559	$28,418
International sales	47,295	41,361
Total sales	78,854	69,779

Cost of goods sold	49,868	44,444
Gross profit	28,986	25,335

Operating expenses
Selling, general and administrative	38,797	35,085
Restructuring charge	410	175
Merger and integration	-	226
Transaction costs	-	54

Total operating expenses	39,207	35,540

Operating loss	(10,221)	(10,205)

Other (expense) income
Interest expense, net	(1,249)	(1,265)
Other, net	192	(55)

Total other expense, net	(1,057)	(1,320)

Loss before income tax	(11,278)	(11,525)
Income tax benefit	(3,433)	(3,493)
Loss from continuing operations	(7,845)	(8,032)

Discontinued operations, net of tax	1,535	2,732

Net loss	$(6,310)	$(5,300)

Loss from continuing operations per share:
Basic	$(0.24)	$(0.25)
Diluted	(0.24)	(0.25)

Net loss per share:
Basic	$(0.19)	$(0.17)
Diluted	(0.19)	(0.17)

Weighted average shares outstanding:
Basic	32,495	31,800
Diluted	32,495	31,800

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS,

ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2014	Share	June 30, 2013	Share

Net loss from continuing operations	$(4,443)	$(0.14)	$(4,181)	$(0.13)

Amortization of intangibles	765	0.02	761	0.02
Depreciation	1,042	0.03	972	0.03
Accretion of note discount	328	0.01	286	0.01
Stock-based compensation	306	0.01	260	0.01
Income tax benefit	(1,911)	(0.06)	(1,728)	(0.05)
Cash (paid) received for income taxes	(146)	(0.00)	251	0.01

Net loss from continuing operations before non-cash items	$(4,059)	$(0.12)	$(3,379)	$(0.11)

Restructuring charge	410	0.01	-	-
Merger and integration	-	-	83	0.00
State cash taxes on adjustments	(12)	(0.00)	(4)	(0.00)
AMT cash taxes on adjustments	(8)	(0.00)	(2)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(3,669)	$(0.11)	$(3,302)	$(0.10)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS,

ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2014	Share	June 30, 2013	Share

Net loss from continuing operations	$(7,845)	$(0.24)	$(8,032)	$(0.25)

Amortization of intangibles	1,538	0.05	1,531	0.05
Depreciation	2,067	0.06	1,962	0.06
Accretion of note discount	645	0.02	561	0.02
Stock-based compensation	513	0.02	618	0.02
Income tax benefit	(3,433)	(0.11)	(3,493)	(0.11)
Cash (paid) received for income taxes	(142)	(0.00)	296	0.01

Net loss from continuing operations before non-cash items	$(6,657)	$(0.20)	$(6,557)	$(0.21)

Restructuring charge	410	0.01	175	0.01
Merger and integration	-	-	226	0.01
Transaction costs	-	-	54	0.00
State cash taxes on adjustments	(12)	(0.00)	(14)	(0.00)
AMT cash taxes on adjustments	(8)	(0.00)	(9)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(6,267)	$(0.19)	$(6,125)	$(0.19)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	June 30, 2014	June 30, 2013

Net loss from continuing operations	$(4,443)	$(4,181)

Income tax benefit	(1,911)	(1,728)
Other, net	(319)	(316)
Interest expense, net	623	634

Operating loss	(6,050)	(5,591)

Depreciation	1,042	972
Amortization of intangibles	765	761

EBITDA	$(4,243)	$(3,858)

Restructuring charge	410	-
Merger and integration	-	83
Stock-based compensation	306	260

Adjusted EBITDA	$(3,527)	$(3,515)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Six Months Ended
	June 30, 2014	June 30, 2013

Net loss from continuing operations	$(7,845)	$(8,032)

Income tax benefit	(3,433)	(3,493)
Other, net	(192)	55
Interest expense, net	1,249	1,265

Operating loss	(10,221)	(10,205)

Depreciation	2,067	1,962
Amortization of intangibles	1,538	1,531

EBITDA	$(6,616)	$(6,712)

Restructuring charge	410	175
Merger and integration	-	226
Transaction costs	-	54
Stock-based compensation	513	618

Adjusted EBITDA	$(5,693)	$(5,639)

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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